REGISTRATION RIGHTS AGREEMENT

among

FMC CORPORATION,

HARSCO DEFENSE HOLDING, INC.

and

UNITED DEFENSE, L.P.

Dated as of January 1, 1994

REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of January 1, 1994, by and among FMC
Corporation, a Delaware corporation ("FMC"), Harsco Defense Holding, Inc., a Delaware corporation ("Harsco L.P.") and United Defense, L.P., a Delaware limited partnership ("UD").

FMC and Harsco L.P. desire to form UD pursuant to the terms of a Partnership Agreement, dated as of the date hereof, by and among FMC, Harsco L.P. and UD (the "Partnership Agreement"). The execution and delivery of this Agreement is a condition to the obligations of FMC, Harsco Corporation, a Delaware corporation ("Harsco") and Harsco L.P. under the Participation Agreement dated as of the date hereof (the "Participation Agreement"), to which this Agreement is attached as Exhibit J.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.  Certain Definitions.

Unless otherwise defined below, capitalized terms used herein will have the meanings set forth in Annex A to the Participation Agreement.

"Demand Registration" has the meaning set forth in Section 3(a).

"Included Securities" has the meaning set forth in Section 3(a).

"IPO" has the meaning set forth in Section 4(e).

"Net Public Price" has the meaning set forth in Section 3(c).

"Piggyback Registration" has the meaning set forth in Section 4(a).

"Public Price" has the meaning set forth in Section 3(c).

"Registrable Securities" means all shares of UD's common stock, issued to FMC or Harsco L.P. (i) upon the incorporation of UD pursuant to
Section 2 hereof and (ii) as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 or Rule 144A under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities on any given date whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise within six months of such date, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

"Registration Expenses" has the meaning set forth in Section 7(a).

"Requesting Party" has the meaning set forth in Section 2(a).

"Securities Act" means the Securities Act of 1933, as amended.

"Total Common Equity Value" has the meaning set forth in Section 2(b).

2.Incorporation of UD.

(a) At any time after the eighteen-month anniversary of the Closing Date, either FMC or Harsco L.P. (the "Requesting Partner") may request in a written notice to the non-requesting Partner and UD that UD be incorporated or organized as a corporation in the State of Delaware. UD will thereafter make all filings required and take all other reasonable steps to effect such incorporation under the Delaware General Corporation Law; provided that (i) such incorporation is subject to UD's receipt of all required government approvals (including any approval required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, but excluding any novation agreement that is required between UD and the U.S. Government) and any third-party consent which if not received would have a Material Adverse Effect on UD, which the parties hereto agree to use their reasonable best efforts to obtain and (ii) the effectiveness of such incorporation need not take place until immediately prior to the effectiveness of a registration statement (or, if required by the SEC as a condition to such effectiveness, the day prior to the anticipated effectiveness of such registration statement) pursuant to a request for registration under Section 3(a) below by a Requesting Partner. Effective as of the date of such incorporation, shares of common stock in the new corporation will be issued to each of FMC and Harsco L.P. in proportion to their respective Share Percentages immediately prior to incorporation.

(b) Upon the effectiveness of the incorporation of UD, the parties will continue to be governed, to the fullest extent possible (but subject to the stockholders' agreement referred to below), by the terms of the Participation Agreement and all rights and obligations thereunder (including those relating to indemnification) will remain in full force and effect. Effective as of the date of such incorporation, (i) the Limited Partner Allocation to be distributed by UD in accordance with
Section 6.1 of the Partnership Agreement shall be terminated and (ii) the incorporated UD shall authorize and issue to Harsco L.P. all of the shares of a series of preferred stock having the terms outlined on Annex A hereto and having an aggregate par value determined by calculating the Capitalized Limited Partner Allocation as of the date of issuance of the preferred stock; provided that, for purposes of determining the Earnings Multiple in connection therewith, the "Total Common Equity Value" shall be used in lieu of the Appraised Value, where Total Common Equity Value equals the product of (i) the gross public offering price per share of the UD common stock being sold in the offering and (ii) the number of shares of UD common stock issued to the partners of UD upon its incorporation pursuant to this Agreement. In connection with the incorporation of UD, the parties hereto will, pursuant to Section 3.1(a) of the Partnership Agreement, negotiate in good faith to adopt an appropriate certificate of incorporation and by-laws and to enter into
(i) all amendments to the Operative Documents necessary to effect the conversion of UD from a partnership to a corporation and otherwise to give effect to the provisions contemplated by the Operative Documents after such incorporation and (ii) a stockholders' agreement having the terms outlined on Annex B hereto. In addition, the actions contemplated by Section 7.3 of the Partnership Agreement will be taken upon incorporation of UD.

3.  Demand Registrations.

(a) Requests for Registration. Each Partner may request a total of two registrations under the Securities Act, in which UD will pay all Registration Expenses, of all or a part of its Registrable Securities on Form S-1 or other form permitted by the rules of the SEC, to be effective at any time after the twenty-five month anniversary of the Closing Date, upon at least 90 days' (180 days' in the case of an initial public offering) prior notice; provided, that any such request must be in writing and delivered to UD and must specify such number of Registrable Securities as is reasonably anticipated by the Requesting Partner to yield a minimum aggregate price to public of $50,000,000, unless such request relates to all of the Registrable Securities then held by the Requesting Partner. Within five (5) Business Days after receipt of such request, UD will give written notice of such requested registration to all other holders of Registrable Securities. UD will include in such registration (i) the number of Registrable Securities requested to be included by the Requesting Partner (the "Included Securities") and (ii) that number of Registrable Securities, held by other holders who have delivered to UD (within ten (10) Business Days after receipt of UD's notice) a written request for inclusion, which the lead managing underwriter advises UD in writing does not exceed the number that can be sold in an orderly manner in such offering within a price range acceptable to the Requesting Partner. A registration requested pursuant to this Section 3(a) is referred to herein as a "Demand Registration," and the Registrable Securities registered thereby will be offered and sold to the public in an underwritten offering.

(b) Selection of Underwriters. At the time of requesting a Demand Registration, the Requesting Partner will select the lead managing underwriter of such Demand Registration from among the following three investment banking firms: (1) Morgan Stanley & Co. Incorporated, (2) Salomon Brothers Inc and (3) Goldman, Sachs & Co. UD may then select one or two nationally recognized investment banking firms to act as co-manager of such Demand Registration.

(c) Determination of Public Price. In connection with any Demand Registration by Harsco L.P., and prior to the filing of any registration statement, UD will select a nationally recognized investment banking firm from among the co-managers selected by UD which, together with the lead managing underwriter, will promptly select a third nationally recognized investment banking firm. Each of the three firms will provide to UD, within thirty (30) days of its engagement, a good faith estimate of the initial public market voting listed common equity offering value of the Included Securities (or, if applicable, the partnership interests that are intended to be Included Securities). The three estimates will be averaged, and the estimate that deviates from the average by the greatest amount will be ignored, and the average of the two remaining values will be the "Public Price." The Public Price less the actual proposed underwriting discount (which shall be comparable to that charged by the proposed managing underwriter in similar offerings) will be the "Net Public Price."

(d) Right of First Refusal. Notwithstanding the foregoing, FMC (or any of its Affiliates) may, in its discretion at any time after Harsco L.P. has given notice of any of its Demand Registrations but before the filing of the registration statement relating to such Demand Registration with the SEC, purchase all of the Included Securities (or, in the event that UD is not yet a corporation, then all of the partnership interests to be included in the public offering to which such Demand Registration applies) pursuant to such Demand Registration at a purchase price in cash equal to the Net Public Price; provided, however, that FMC (or any of its Affiliates) shall not be entitled to purchase any such Included Securities (or corresponding partnership interests) if, within three (3) Business Days after receipt of notice from FMC (or one of its Affiliates) of its intent to exercise its right of first refusal pursuant to this sentence, Harsco L.P. withdraws its request for Demand Registration. In addition, if a registration statement is filed pursuant to a Demand Registration initiated by Harsco L.P. and Harsco L.P. intends to sell the Included Securities for an aggregate price (net of underwriting commissions) equal to less than 90% of the Net Public Price, Harsco L.P. will so promptly notify FMC and FMC will have the right to purchase, within two (2) Business Days after receiving such notice, all of the Included Securities for an aggregate price in cash equal to that set forth in such notice. In the event that FMC (or any of its Affiliates) exercises its right of first refusal to purchase, and does so purchase, Included Securities of Harsco L.P. pursuant to this Section 3(d), UD will pay all Registration Expenses applicable to the Included Securities, all reasonable expenses customarily paid out of the underwriter's discount, with such reasonable expenses not to exceed $100,000 and any fees of underwriters which Harsco L.P. is obligated to pay, not to exceed $250,000.

(e) Restrictions on Demand Registrations. UD may postpone for up to three months the filing or the effectiveness of a registration statement for the Demand Registration if UD determines in good faith that such filing or effectiveness of a registration statement (i) would have a material adverse effect on any current proposal or plan by UD or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business), any merger, consolidation, tender offer or similar material transaction, any financing or any other material transaction or (ii) would require public disclosure of information, the public disclosure of which would materially and adversely affect UD's business or financial position; provided that in such event, the Requesting Partner will be entitled to withdraw its request for such Demand Registration and, if such request is withdrawn, such Demand Registration will not count as a permitted Demand Registration hereunder and UD will pay all Registration Expenses in connection with such withdrawn registration. In the event that the Requesting Partner withdraws its request for a Demand Registration other than as provided in the foregoing sentence, such Requesting Partner may elect either to treat such withdrawn registration as a permitted Demand Registration or to pay all Registration Expenses and other expenses (including any fees and expenses of underwriters) in connection with such withdrawn registration.

(f) Other Registration Rights. Except as provided in this Agreement, UD will not grant to any Person the right to request UD to register any equity securities of UD, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of at least eighty percent (80%) of the Registrable Securities; provided that UD may grant rights to other Persons to request UD to register any equity securities of UD, or any securities convertible or exchangeable into or exercisable for such securities, on a basis which is pari passu with (or less favorable than) rights given to holders of Registrable Securities hereunder, including with respect to priorities under Sections 3(a), 4(c) and 4(d), so long as it complies with the provisions of the Shareholder Agreement described in Section 4 of Annex A to this Agreement and Section 3.1(g) of the Partnership Agreement, whichever is applicable, or in the event that UD issues such securities in a transaction that does not require compliance with any of such Sections.

4.  Piggyback Registrations.

(a) Right to Piggyback. Whenever UD proposes to register any of its equity securities under the Securities Act (otherwise than on Form S-4, Form S-8 or any successor form), including pursuant to a Demand Registration by FMC or Harsco L.P., UD will give prompt written notice (in any event within three (3) Business Days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration (a "Piggyback Registration") and, subject to the provisions of Sections 4(c), 4(d) and 4(e) below, will include in such registration all Registrable Securities with respect to which UD has received written requests for inclusion therein within ten (10) Business Days after the receipt of UD's notice.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by UD in all Piggyback
Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of UD, and the lead managing underwriter advises UD in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to UD, then UD will include in such registration (i) first, the securities UD proposes to sell, (ii) second (but subject to Section 3(f)), the Registrable Securities requested to be included in such registration by FMC and Harsco L.P., pro rata on the basis of the number of shares owned by each and (iii) third, other securities requested to be included in such registration, pro rata on the basis of the number of shares owned by the holders thereof.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of UD's securities (including a holder of Registrable Securities), and the managing underwriter advises UD in writing that the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, then UD will include in such registration (i) first (but subject to Section 3(f)), the Registrable Securities requested to be included in such registration by FMC and Harsco L.P., pro rata on the basis of the number of shares owned by each and (ii) second, other securities requested to be included in such registration, pro rata on the basis of the number of shares owned by the holders thereof.

(e) Other Registrations. If UD has previously received a request for a Demand Registration pursuant to Section 3 to file a registration statement or has filed a registration statement with respect to Registrable Securities pursuant to Section 3, and if such request for Demand Registration or previous registration has not been withdrawn or abandoned, UD will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-4, Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days (or, in the case of the initial public offering by UD (the "IPO"), one hundred eighty (180) days) has elapsed from the effective date of such previous registration unless the managing underwriters of the previous registered public offering otherwise agree in writing.

5.  Holdback Agreements.

(a) Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144 or Rule 144A under the Securities Act) of equity securities of UD, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and the 90-day period (or, in the case of the IPO, 180-day period) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are (or could have been) included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b) UD agrees not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and during the 90-day period (or, in the case of the IPO, 180-day period) beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4, Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree.

6. Registration Procedures. Whenever any Requesting Partner has requested that any Registrable Securities be registered pursuant to this Agreement, UD will, subject to the provisions of this Agreement, use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto UD will as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, UD will furnish to the counsel selected by the Requesting Partner and the counsel selected by the lead managing underwriter copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

(b) (1) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than nine months and (2) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that UD will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading in light of the circumstances then existing, and, at the request of any such seller, UD will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) use its reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by UD are then listed and, if not so listed, to become listed on either (as UD determines) a national securities exchange or the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form consistent with this Agreement) and take all such other actions customary for such offerings as the Requesting Partner or the underwriters reasonably request in order to expedite or facilitate the disposition of the UD securities being sold (including, without limitation, effecting a stock split or a combination of shares);

(i) use its reasonable best efforts to make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney retained by any such seller or underwriter, an executed copy of (i) an opinion of counsel for UD addressed to such seller and such underwriter and (ii) a "comfort" letter from the independent public accountants who have reported on UD's financial statements included or incorporated by reference in such registration statement addressed to such seller and such underwriter, covering substantially the same matters with respect to such registration statement, and the prospectus included therein (including, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements), as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the accountants' comfort letter, such other financial matters, and in the case of the legal opinion, such other legal matters, as such seller or such underwriter may reasonably request;

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of UD's first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit any holder of Registrable Securities which holder is or might be deemed to be an underwriter or a controlling person of UD, to participate in the preparation of such registration or comparable statement;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, use its reasonable best efforts promptly to obtain the withdrawal of such order; and

(m)  use its reasonable best efforts to cause such Registrable
Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of UD and if such holder is or might be deemed to be a controlling person of UD, such holder will have the right to require (i) the insertion therein of language, in form and substance satisfactory to such holder and presented to UD in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of UD's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of UD, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such holder; provided that with respect to this clause (ii) such holder will furnish to UD an opinion of counsel to such effect, which opinion of counsel will be reasonably satisfactory to UD. In the event of a Demand Registration under this Agreement, the Requesting Party will furnish any information, execute any customary agreements (including a customary underwriting agreement) and take any other action in connection with such Demand Registration that is reasonably requested by UD or the managing underwriter of such Demand Registration.

7.  Registration Expenses.

(a) All expenses incident to UD's performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of counsel for UD and of all independent certified public accountants and of other Persons retained by UD (all such expenses being herein called "Registration Expenses"), will be borne by UD, except as provided in this Agreement. In addition, UD will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by UD are then listed or on the NASD automated quotation system. Holders of Registrable Securities included in any proposed public offering will in any event pay all fees and expenses of counsel and underwriters retained by them, except as otherwise provided in Section 3(d) above.

(b) Except as provided in Sections 3(a), 3(d), 3(e), 4(b) or 7(a) above, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

8.  Indemnification.

(a) UD agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities included in a registration under the terms of this Agreement, its officers and directors and each Person who controls such holder (within the meaning of Section 15 of the Securities Act) and its officers and directors against all losses, claims, damages, liabilities and expenses arising out of or based on any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and will reimburse each such holder, its officers and directors and each Person who controls such holder (within the meaning of Section 15 of the Securities Act) and its officers and directors for any legal and other expenses reasonably incurred by them in connection with investigating, defending or settling any such losses, claims, damages, liabilities and expenses, except insofar as the same arise out of or are based on any untrue statement or omission contained in any information furnished in writing to UD by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after UD has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, UD will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) and its officers and directors to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to UD in writing such information and affidavits as UD reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, agrees to indemnify UD, its directors and officers and each Person who controls UD (within the meaning of Section 15 of the Securities Act) and its officers and directors against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that the obligation to indemnify pursuant to this Section 8(b) will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party unless in such indemnified party's reasonable judgment representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In any event, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. UD also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event UD's indemnification is unavailable for any reason.

9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons initiating such registration and (b) completes and executes all questionnaires, powers of attorney, indemnities, customary underwriting agreements and other documents required under the terms of such underwriting arrangements for persons in comparable positions.

10. Rule 144. For so long as either Partner holds any Registrable Securities, UD will use its reasonable best efforts to (i) make and keep adequate current public information (within the meaning of Rule 144(c) under the Securities Act) with respect to UD available at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by UD for an offering of securities to the general public; (ii) file with the SEC in a timely manner all reports and other documents required of UD under the Securities Act and the Securities Exchange Act of 1934 at any time after it has become subject to such reporting requirements; and (iii) upon request by either Partner, deliver to such Partner a written statement as to whether it has complied with the requirements referred to in (i) and (ii) above.

11.  Miscellaneous.

(a) No Inconsistent Agreements. UD will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may apply to any court of law or equity of competent jurisdiction for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(c) Amendments and Waivers. No term or provision of this Agreement may be amended or waived unless in writing signed by the party against which such amendment or waiver is sought to be enforced, provided that Harsco L.P. will not unreasonably withhold or delay its consent to any such amendment or waiver proposed by FMC in order to effect the granting of registration rights to a third party in a transaction which complies with Section 3(f) hereof.

(d) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any permitted subsequent holder of Registrable Securities. No sale of Registrable Securities hereunder will relieve the holder of its obligations under this Agreement or under any other Operative Document. The right of Harsco L.P. to request incorporation of UD pursuant to
Section 2(a) may not be assigned, directly or indirectly, unless in connection with the assignment of a Share Percentage in excess of 20%.

(e) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(g) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h) Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(i) Liability of UD. Any liability under this Agreement of UD to Harsco L.P. or to any underwriter or other Person retained by Harsco L.P. or to any Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act) arising out of the transactions contemplated hereby shall be the sole obligation of UD and shall be explicitly nonrecourse to FMC, Harsco, Harsco L.P. and the Affiliates (other than UD) of each of them.

(j) Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to UD, FMC and Harsco L.P. at the addresses set forth below and to any subsequent holder of UD securities subject to this Agreement at such address as indicated by UD's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

To UD:

     United Defense, L.P.
     1525 Wilson Boulevard
     Suite 700
     Arlington, VA  22209
     Attn:  Chief Executive Officer
     Telephone:(703) 312-6100
     Telecopy:(703) 312-6111

To FMC:

     FMC Corporation
     200 East Randolph Drive
     Chicago, IL  60601
     Attn:  Corporate Secretary
     Telephone:  (312) 861-5923
     Telecopy:   (312) 861-7127

with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL  60601
     Attn:  Michael G. Timmers
     Telephone:  (312) 861-2224
     Telecopy:   (312) 861-2200

To Harsco L.P.:

     Harsco Defense Holding, Inc.
     P.O. Box 8888
     Camp Hill, PA  17011
     Attn:  President (with a copy to the General Counsel)
     Telephone:  (717) 763-6406
     Telecopy:   (717) 763-6402

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

UNITED DEFENSE, L.P.

By:     FMC CORPORATION,
        a Delaware corporation,
        Its Managing General Partner

        By /S/ Robert L. Day
        Its Secretary

FMC CORPORATION

        By /S/ Robert L. Day
        Its Secretary

HARSCO DEFENSE HOLDING, INC.

        By /S/ Paul C. Coppock
        Its Secretary

ANNEX A
Terms of Senior Preferred Stock

Designation                               Senior Preferred Stock, par
value
                                          $100 per share

Dividend Rights                           Equal to Limited Partner
Allocation,
                                          subject to annual adjustment

                                          Payable quarterly

                                          Cumulative, whether or not
earned
                                          Preferential:  no dividends
may be paid
                                          on any other capital stock and
no other
                                          distribution may be made while
any
                                          accumulated dividend is unpaid

                                          No stock may be acquired for
value while
                                          any accumulated dividend is
unpaid and
                                          no capital stock pari passu
with or
                                          junior to the Senior Preferred
may be
                                          acquired for value while any
Senior
                                          Preferred is outstanding

Redemption                                Redeemable at par plus
accumulated
                                          dividends

                                          Must be redeemed before any
other
                                          capital stock is redeemed or
acquired
                                          for value by issuer

                                          At any time while shares of
Senior
                                          Preferred are outstanding, UD
has the
                                          right, at its option, to call
for
                                          redemption any or all shares
of the
                                          Senior Preferred for an amount
equal to
                                          their par value plus accrued
but unpaid
                                          dividends.  Upon any sale of
shares of
                                          UD common stock by Harsco L.P.
to an
                                          unrelated third party
(including the
                                          initial public offering), UD
shall be
                                          required to call for
redemption (for the
                                          amount set forth in the
preceding
                                          sentence) that number of
shares of
                                          Senior Preferred held by
Harsco L.P.
                                          which bears the same
proportion to the
                                          total number of shares of
Senior
                                          Preferred issued to Harsco
L.P. upon
                                          incorporation of UD pursuant
to the
                                          Registration Rights Agreement
as the
                                          number of shares of common
stock sold by
                                          Harsco L.P. bears to the total
number of
                                          shares of common stock issued
to Harsco
                                          L.P. upon such incorporation

Voting Rights                             If UD defaults in the timely
and full
                                          payment of any quarterly
dividend on the
                                          Senior Preferred Stock, then
the amount
                                          of each of the next three
monthly
                                          payments of Annual Fees to be
paid to
                                          FMC under the Management
Services
                                          Agreement shall be reduced by
an amount
                                          equal to one twelfth of the
difference
                                          between the Annual Fee in
effect and
                                          $5,000,000, multiplied by the
fraction,
                                          the numerator of which is the
amount of
                                          the quarterly dividend paid
and the
                                          denominator of which is the
amount of
                                          the dividend payable

                                          If UD (i) defaults in the
timely and
                                          full payment of a total of
four
                                          quarterly dividends on the
Senior
                                          Preferred Stock and (ii) has
failed to
                                          reduce the monthly payments of
Annual
                                          Fees to FMC (as provided for
above) for
                                          each such default in the
timely and full
                                          payment of quarterly
dividends, then
                                          until all arrearages of all
accumulated
                                          dividends have been paid,  the
Senior
                                          Preferred voting separately,
as a single
                                          class, shall have the sole
right to
                                          elect a majority of the full
board of
                                          directors of UD

                                          When all arrearages are paid,
the Senior
                                          Preferred right to vote, if
any, shall
                                          terminate and the terms of
directors
                                          elected by the Senior
Preferred shall
                                          expire

                                          Any vacancy in the office of
any
                                          director elected by the Senior
Preferred
                                          shall be filled by the Senior
Preferred

Consents Required from Senior Preferred   Creation of any class of
capital stock
                                          ranking pari passu with or
senior to the
                                          Senior Preferred with respect
to either
                                          payment of dividends or
distributions or
                                          in the event of voluntary or
involuntary
                                          liquidation, dissolution or
winding up

                                          Amendment or alteration of or
change in
                                          the powers, preferences or
special
                                          rights of the Senior Preferred

                                          Merger into or consolidation
with any
                                          other entity or disposition of
all or
                                          substantially all of UD's
assets

Liquidation                               Senior Preferred entitled to
receive out
                                          of assets of UD cash in an
amount equal
                                          to par value plus all
accumulated
                                          dividends before any payment
or
                                          distribution shall be made on
any other
                                          capital stock

ANNEX B

Terms of Stockholders' Agreement

1.  Parties:  UD, FMC and Harsco L.P.

<F1> 2.  Board representation:  FMC agrees to vote for four Harsco
L.P.-nominated directors if Harsco L.P. has maintained a Share Percentage of 40%. Upon any adjustment of the Share Percentages, FMC agrees to vote for the number of Harsco L.P.-nominated directors closest to one-tenth of Harsco L.P.'s Share Percentage, provided that if Harsco L.P.'s Share Percentage is a whole number ending in five, then FMC agrees to vote for the number of such directors closest to one-tenth of such Share Percentage rounded down to the next lowest multiple of ten. For purposes of this item 2, in the event that UD has been incorporated, "Share Percentage" means Harsco's percentage ownership of UD's outstanding common stock. The provisions of this item 2 shall be proportionately adjusted in the event that the Board of UD has a number of directors which is more or less than ten.

<F1> 3.  Corporate governance provisions substantially the same as in
Section 3.1 of the Partnership Agreement (other than Section 3.1(k))

<F1> 4.  Harsco L.P. to have preemptive right with respect to issuances of common stock for cash (except employee stock options for up to 5% of the total outstanding number of shares of common stock of UD)

5. Prohibition on transfer of Harsco L.P. stock except pursuant to underwritten registered offering (subject to FMC right of first refusal) as provided in Registration Rights Agreement or private sale (subject to FMC right of first refusal) as provided in Partnership Agreement.

6. Put/call provisions in Harsco L.P. stock substantially the same as in Section 7.2 of the Partnership Agreement.

7. UD assumes all of Partnership's rights and obligations under the Partnership Agreement and Participation Agreement, including indemnification provisions.

[FN]
<F1>  These terminate at such time as Harsco L.P.'s ownership of UD common stock is less than 20% of total UD outstanding common stock. Stock issued or issuable pursuant to employee stock options is ignored for purposes of determining Harsco L.P.'s percentage ownership of UD stock.